EXHIBIT (g)(4)

                               EXTENSION AGREEMENT

         THIS AGREEMENT is made as of January 9, 2001 by and between the entities listed on Appendix I hereto (the "Funds") and INVESTORS BANK & TRUST COMPANY, a Massachusetts chartered trust company ("Investors Bank").

         WHEREAS, the Funds and Investors Bank have in effect certain agreements between them; and

         WHEREAS, the Funds and Investors Bank desire to extend such agreements for an additional term of five years;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein and in such agreements, it is agreed between the respective parties hereto as follows:

1. The Master Custodian Agreement, as amended September 20, 1995 and September 24, 1997, between the Wright Managed Funds and Investors Bank is hereby extended for three years and will terminate on January 9, 2004, unless terminated on an earlier date pursuant to such Agreement.

         3. The Master Custodian Agreement dated April 30, 1997 between The Wright Blue Chip Master Portfolio Trust and Investors Bank is hereby extended for three years and will terminate on January 9, 2004, unless terminated on an earlier date pursuant to such Agreement.

         4.       Each Agreement is further amended as follows:

                  a.The address of the Funds for notice purposes shall be:
                    Eaton Vance Management, 255 State Street, Boston, MA  02109,
                    Attention:  James L. O'Connor, Treasurer.

                  b.The address of Investors Bank for notice purposes shall be:
                    200 Clarendon Street, Boston, MA  02116,
                    Attention:  Michael Rogers.

                  c. Investors Bank agrees effective July 1, 2001 that nonpublic customer information (as defined in Regulation S-P) of customers of the Funds shall not be disclosed to any third party for any purpose without the written consent of the Funds, unless permitted by exceptions 248.14 or 248.15 of such Regulation (including any amendments thereto).

                  d. This Extension Agreement and the above agreements incorporated by reference herein cannot be amended except in writing by all affected parties.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

INVESTORS BANK & TRUST COMPANY              FUNDS LISTED ON APPENDIX I


By:      s/Michael Rogers                    By:   s/James L. O'Connor
         ----------------                          -------------------
         Michael Rogers                             James L. O'Connor
         Executive Vice President                   Treasurer

                      Fund Parties to Agreement Referenced

                                 in Paragraphs 1

                           (Effective January 9, 2001)

The Wright Managed Equity Trust
---------------------------------
Wright Selected Blue Chip Equities Fund
Wright Major Blue Chip Equities Fund
Wright International Blue Chip Equities Fund

The Wright Managed Income Trust
-------------------------------
Wright U.S. Treasury Fund
Wright U.S. Government Near Term Fund
Wright Total Return Bond Fund
Wright Current Income Fund
Wright U.S. Treasury Money Market Fund

Catholic Values Investment Trust
-----------------------------------
Catholic Values Investment Trust Equity Fund

The Wright EquiFund Equity Trust
---------------------------------
Wright EquiFund-Hong Kong/China
Wright EquiFund-Japan
Wright EquiFund-Mexico

The Wright Asset Allocation Trust
------------------------------------
Wright Managed Growth with Income Fund
Wright Managed Income with Growth Fund
Wright Managed Growth Fund

                            Fund Parties to Agreement Referenced
                                      in Paragraph 2

The Wright Blue Chip Master Portfolio Trust
-------------------------------------------
Selected Blue Chip Equities Portfolio
International Blue Chip Equities Portfolio
Current Income Portfolio
U.S. Government Near Term Portfolio
U.S. Treasury Portfolio